EXHIBIT 3.1(k)

                   CERTIFICATE OF ELIMINATION

                               of

 THE FLEXIBLE MONEY MARKET CUMULATIVE PREFERRED STOCK, SERIES D

                               of

                       EOG RESOURCES, INC.


                   Pursuant to Section 151(g)
                 of the General Corporation Law
                    of the State of Delaware


     EOG Resources, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

          I. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, established the voting powers, designations, preferences and relative, participating and other rights of, and the qualifications, limitations or restrictions of, a series of 500 shares of Flexible Money Market Cumulative Preferred Stock, Series D (the "Series D Preferred Stock") and, on July 26, 2000, filed a Certificate of Designation with respect to such Series D Preferred Stock in the office of the Secretary of State of the State of Delaware.

          II. That all shares of the Series D Preferred Stock have been redeemed by the Company in accordance with the terms and provisions of such Certificate of Designation. No shares of said Series D Preferred Stock remain outstanding and no shares thereof will be issued subject to said Certificate of Designation.

          III. That the Board of Directors of the Company has adopted the following resolutions:

             WHEREAS, by a Certificate of Designation
          (the "Certificate of Designation") filed in the office of the Secretary of State of the State of Delaware on July 26, 2000, the Company established the voting powers, designations, preferences and relative, participating and other rights of, and the qualifications, limitations or restrictions of, a series of 500 shares of Flexible Money Market Cumulative
          Preferred Stock, Series D (the "Series D
          Preferred Stock");

             WHEREAS, all shares of the Series D
          Preferred Stock have been redeemed by the Company in accordance with the terms and provisions of the Certificate of Designation.
          No shares of the Series D Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation; and

             WHEREAS, it is desirable that all matters set forth in the Certificate of Designation with respect to the Series D Preferred Stock be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.

             NOW, THEREFORE, IT IS HEREBY RESOLVED, that all matters set forth in the Certificate of Designation with respect to the Series D
          Preferred Stock be eliminated from the Restated
          Certificate of Incorporation, as heretofore amended, of the Company; and

             FURTHER RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate of Elimination with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to such Series D Preferred Stock shall be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.

          IV. That, accordingly, all matters set forth in the Certificate of Designation with respect to such Series D
Preferred Stock be, and hereby are, eliminated from the Restated
Certificate of Incorporation, as heretofore amended, of the Company.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer as of this ___ day of February, 2005.

                              EOG RESOURCES, INC.


                              By: /s/ HELEN LIM
                              Name:   Helen Lim
                              Title:  Treasurer